Exhibit 17(a)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

Truist Bank

(Exact name of trustee as specified in its charter)

North Carolina	56-0149200
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)

223 West Nash Street Wilson, NC 27893	27893
(Address of principal executive offices)	(Zip Code)

Patrick Giordano

Vice President

223 West Nash Street

Wilson, NC 27893

(904) 463-6762

(Name, address and telephone number of agent for service)

Blue Owl Credit Income Corp.

f/k/a Owl Rock Core Income Corp.

(Exact name of obligor as specified in its charter)

Maryland	85-1187564
(Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

399 Park Avenue

New York, NY 10022

(212) 419-3000

(Address of principal executive offices)

Blue Owl Credit Income Corp. 7.950% Notes due 2028,

7.750%Notes due 2029 and 6.650% Notes due 2031

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

State of North Carolina – Commissioner of Banks
State of North Carolina
Raleigh, North Carolina

Federal Reserve Bank of Richmond
Post Office Box 27622
Richmond, VA 23261

Federal Deposit Insurance Corporation
Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

Items 3-15	No responses are included for Items 3-15. Responses to those items are not required because, as provided in General Instruction B, the obligor is not in default on any securities issued under indentures under which Truist Bank is a trustee and Truist Bank is not a foreign trustee.

Item 16.

List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

	Exhibit 1.	A copy of the Articles of Incorporation for Truist Bank. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-267664).

	Exhibit 2.	The authority of Truist Bank to commence business was granted under the Articles of Incorporation for Truist Bank. (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-267664).

	Exhibit 3.	The authorization to exercise corporate trust powers was granted by the State of North Carolina Commissioner of Banks in the Authority to Act as Fiduciary without Bond Certificate. (See Exhibit 3 to Form T-1 filed with Registration Statement No. 333-267664).

	Exhibit 4.	A copy of the existing By-Laws of Truist Bank. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-267664).

	Exhibit 5.	Not applicable.

	Exhibit 6.	The consent of Trustee as required by Section 321(b) of the Trust Indenture Act of 1939. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-267664).

	Exhibit 7.	The Current Report of the Condition of Trustee, published pursuant to law or the requirements of its supervising or examining authority, is attached as Exhibit 7.

	Exhibit 8.	Not applicable.

	Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Truist Bank, a banking corporation organized and existing under the laws of the State of North Carolina, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and the State of Florida, on the 1st day of April, 2024.

TRUIST BANK

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

Exhibit VII

CONSOLIDATED BALANCE SHEETS

TRUIST FINANCIAL CORPORATION AND SUBSIDIARIES

(Dollars in millions, except per share data, shares in thousands)	Dec 31, 2023	Dec 31, 2022
Assets
Cash and due from banks	$5,072	$5,379
Interest-bearing deposits with banks	25,572	16,042
Securities borrowed or purchased under agreements to resell	2,378	3,181
Trading assets at fair value	4,332	4,905
AFS securities at fair value	67,366	71,801
HTM securities (fair value of $44,630 and $47,791, respectively)	54,107	57,713
LHFS (including $852 and $1,065 at fair value, respectively)	1,280	1,444
Loans and leases (including $15 and $18 at fair value, respectively)	312,061	325,991
ALLL	(4,798)	(4,377)

Loans and leases, net of ALLL	307,263	321,614

Premises and equipment	3,370	3,605
Goodwill	20,901	27,013
CDI and other intangible assets	3,160	3,672
Loan servicing rights at fair value	3,378	3,758
Other assets (including $1,311 and $1,582 at fair value, respectively)	37,170	35,128

Total assets	$535,349	$555,255

Liabilities
Noninterest-bearing deposits	$111,624	$135,742
Interest-bearing deposits	284,241	277,753
Short-term borrowings (including $1,625 and $1,551 at fair value, respectively)	24,828	23,422
Long-term debt	38,918	43,203
Other liabilities (including $2,597 and $2,971 at fair value, respectively)	16,485	14,598

Total liabilities	476,096	494,718

Shareholders’ Equity
Preferred stock	6,673	6,673
Common stock, $5 par value	6,669	6,634
Additional paid-in capital	36,177	34,544
Retained earnings	22,088	26,264
AOCI, net of deferred income taxes	(12,506)	(13,601)
Noncontrolling interests	152	23

Total shareholders’ equity	59,253	60,537

Total liabilities and shareholders’ equity	$535,349	$555,255

Common shares outstanding	1,333,743	1,326,829
Common shares authorized	2,000,000	2,000,000
Preferred shares outstanding	223	223
Preferred shares authorized	5,000	5,000